Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Amendment No. 1 to Form S-11, on Form S-8 Registration Statement No. 33-65934 of Taubman Centers, Inc., in Amendment No. 1 to Form S-3 Registration Statement No. 33-99636 of Taubman Centers, Inc., in Amendment No. 3 to Form S-3 Registration Statement No. 333-19503 of Taubman Centers, Inc., in Form S-3 Registration Statement No. 333-16781 of Taubman Centers, Inc., in Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-35433 of Taubman Centers, Inc., in Post-Effective Amendment No. 1 to Registration Statement No. 033-73038 on Form S-3 of Taubman Centers, Inc., in Form S-3 Registration Statement No, 333-117225 of Taubman Centers, Inc., in Amendment No. 1 to Form S-3 Registration Statement No. 333-125065 of Taubman Centers, Inc., and in Form S-8 Registration Statement Nos. 333-125066 and 333-81577 of Taubman Centers, Inc. of our report dated February 4, 2004 (except Note 7 relating to recoverable depreciation, to which the date is January 31, 2005) relating to the financial statements and the financial statement schedule for the year ended December 31, 2003, of Taubman Centers, Inc. appearing in this Annual Report on Form 10-K of Taubman Centers, Inc. for the year ended December 31, 2005.

Deloitte & Touche LLP

Detroit, Michigan

March 1, 2006